Exhibit 5.1

November 15, 2011

Board of Directors

Hanmi Financial Corporation

3660 Wilshire Boulevard, Penthouse Suite A

Los Angeles, California 90010

Ladies and Gentlemen:

We have acted as counsel to Hanmi Financial Corporation, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Additional Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act. We have been requested by the Company to render this opinion in connection with the filing of the Additional Registration Statement. The Additional Registration Statement relates to an additional $5,300,000 in aggregate offering price of shares of common stock, $0.001 par value per share, of the Company (“Common Stock”). The Additional Registration Statement incorporates by reference the Company’s Registration Statement on Form S-3 (File No. 333-163206) (the “Original Registration Statement”), originally filed with the Commission on November 19, 2009 and declared effective by the Commission on November 30, 2009, and the related Prospectus included therein (the “Prospectus”). All of the shares of Common Stock are to be sold by the Company as described in the Original Registration Statement, the Prospectus, and the related prospectus supplements to be filed with the Commission pursuant to Rule 424(b) under the Act (each, a “Prospectus Supplement”).

In rendering our opinion, we have reviewed the Additional Registration Statement, the Original Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion. We have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

We have assumed that all documents referenced herein are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacities of all natural persons.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that when the Additional Registration Statement is filed

GREENBERG TRAURIG, LLP • ATTORNEYS AT LAW • WWW.GTLAW.COM

2450 Colorado Avenue, Suite 400 E • Santa Monica, California 90404 • Tel 310.586.7700 • Fax 310.586.7800

Board of Directors

Hanmi Financial Corporation

with the Commission and the Additional Registration Statement and any and all Prospectus Supplement(s) required by applicable laws have been become effective under the Securities Act, then upon issuance and delivery of, and payment for, the shares of Common Stock in the manner contemplated by the Additional Registration Statement, the Original Registration Statement, the Prospectus and the related Prospectus Supplement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

This opinion is limited solely to the federal laws of the United States and the General Corporation Law of the State of Delaware, and we express no opinion as to the effect on the matters covered by this opinion letter of the laws of any other jurisdiction. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion is to be used only in connection with the offer and sale of the Common Stock while the Additional Registration Statement and the Original Registration Statement are effective. This opinion is rendered to you and for your benefit solely in connection with the registration of the shares of Common Stock. This opinion may not be relied on by you for any other purpose.

We hereby consent to the use of our name in the Prospectus and any Prospectus Supplement as attorneys who passed upon the legality of the shares of Common Stock and to the filing of a copy of this opinion as an exhibit to the Additional Registration Statement. By giving such consent, we do not hereby admit that we are an “expert” within the meaning of the Act. This opinion should not be quoted in whole or in part without the prior written consent of this firm, nor is this opinion letter to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

Sincerely,

/s/ GREENBERG TRAURIG, LLP

GREENBERG TRAURIG, LLP